UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 24, 2013

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

10 S. First Avenue
Walla Walla, Washington  99362
(Address of principal executive offices and zip code)

(509) 527-3636
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[X]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On September 24, 2013, Banner Corporation, a Washington corporation (“Banner”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Home Federal Bancorp, Inc., a Maryland corporation (“Home”).  The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Home will merge with and into Banner (the "Merger"), with Banner as the surviving corporation in the Merger. Immediately following the Merger, Home's wholly owned subsidiary bank, Home Federal Bank, will merge with Banner's wholly owned subsidiary bank, Banner Bank ("Banner Bank").

Subject to the terms and conditions of the Merger Agreement, the transaction provides for the payment to Home shareholders and option holders of $87.6 million in cash (subject to adjustment based on closing capital and other adjustments fully described in the definitive merger agreement) and to Home shareholders 2,904,000 shares of Banner common stock, subject to price collars.  Based on the closing price of $37.66 for Banner shares on September 24, 2013, the transaction would have an aggregate value of $197.0 million. All "in-the-money" Home stock options outstanding immediately prior to the Effective Time will be canceled in exchange for a cash payment as provided in the Merger Agreement, as will all then-outstanding unvested restricted stock awards of Home; however, the cash consideration paid for such restricted stock awards will remain subject to vesting or other lapse restrictions.

The Merger Agreement contains customary representations and warranties from both Banner and Home, and each party has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of its business during the interim period between the execution of the Merger Agreement and the Effective Time, including, in the case of Home, specific forbearances with respect to its business activities, (2) Home’s obligation to call a meeting of its stockholders to approve the Merger Agreement, and, subject to certain exceptions, to recommend that its stockholders approve the Merger Agreement, and (3) Home’s obligations relating to alternative acquisition proposals after the completion of a 30-day “go shop” period.

The completion of the Merger is subject to customary conditions, including approval of the Merger Agreement by Home's shareholders and the receipt of required regulatory approvals. Each of the directors and executive officers of Home have executed voting agreements pursuant to which they have agreed to vote their shares in favor of the Merger Agreement.  The Merger Agreement is subject to termination by Banner and Home pursuant to certain termination rights set forth in the Merger Agreement.  The Merger is expected to be completed in the first quarter of 2014.

The foregoing description of the Merger Agreement does not purport to be complete, does not address the possibility of additional consideration being paid in the transaction and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (1) will not survive the consummation of the Merger, unless otherwise specified therein, and (2) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties' public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding Banner or Home, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Banner, Home, their respective affiliates or their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a proxy statement of Home and a prospectus of Banner, as well as in the Forms 10-K, Forms 10-Q and other documents that each of Banner and Home file with or furnish to the Securities and Exchange Commission ("SEC").

Forward-Looking Statements

When used in this Current Report on Form 8-K and in other documents filed with or furnished to the SEC, in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made.  These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.  Statements about the expected timing, completion and effects of the proposed merger and all other statements in this release other than historical facts constitute forward-looking statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from the Banner-Home merger might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the requisite stockholder and regulatory approvals for the Banner-Home merger might not be obtained; (3) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans originated and loans acquired from other financial institutions; (4) results of examinations by regulatory authorities, including the possibility that any such regulatory authority may, among other things, require increases in the allowance for loan losses or writing down of assets; (5) competitive pressures among depository institutions; (6) interest rate movements and their impact on customer behavior and net interest margin; (7) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (8) fluctuations in real estate values; (9) the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (10) the ability to access cost-effective funding; (11) changes in financial markets; (12) changes in economic conditions in general and in Washington, Idaho and Oregon in particular; (13) the costs, effects and outcomes of litigation; (14) new legislation or regulatory changes, including but not limited to the Dodd-Frank Act and regulations adopted thereunder, any changes in capital requirements pursuant to the Dodd-Frank Act and the implementation of the Basel III capital standards, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (15) changes in accounting principles, policies or guidelines;  (16) future acquisitions by Banner of other depository institutions or lines of business; and (17) future goodwill impairment due to changes in Banner’s business, changes in market conditions, or other factors.

Banner does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Additional Information

Banner will file a registration statement on Form S-4 with the SEC in connection with the proposed transaction.  The registration statement will include a proxy statement of Home that also constitutes a prospectus of Banner, which will be sent to the stockholders of Home.  Stockholders are advised to read the joint proxy statement/prospectus when it becomes available because it will contain important information about Banner, Home and the proposed transaction.  When filed, this document and other documents relating to the merger filed by Banner and Home can be obtained free of charge from the SEC’s website at www.sec.gov.  These documents also can be obtained free of charge by accessing Banner’s website at http://www.bannerbank.com/AboutUs/InvestorRelations/SecuritiesandExchangeCommission(SEC)Filings/Pages/default.aspx or by accessing Home’s website at http://www.myhomefed.com/ir under the tab “SEC Filings, Ownership and Forms”.  Alternatively, these documents, when available, can be obtained free of charge from Banner upon written request to Banner Corporation, Attn: Investor Relations, 10 South First Avenue, Walla Walla, Washington 99362 or by calling (509) 527-3636, or from Home, upon written request to Home Federal Bancorp, Inc., Attn: Investor Relations, 500 12th Avenue South, Nampa, Idaho or by calling (208) 468-5156.

Participants in this Transaction

            Banner, Home and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed transaction under the rules of the SEC.  Information about these participants may be found in the definitive proxy statement of Banner relating to its 2013 Annual Meeting of Stockholders filed with the SEC by Banner on March 19, 2013 and the definitive proxy statement of Home relating to its 2013 Annual Meeting of Stockholders filed with the SEC on April 15, 2013.  These definitive proxy statements can be obtained free of charge from the sources indicated above.  Additional information regarding the interests of these participants will also be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

The following exhibit is being filed herewith:

2.1	Agreement and Plan of Merger dated as of September 24, 2013 by and between Banner Corporation and Home Federal Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

Date: September 26, 2013	By: /s/Mark J. Grescovich
Mark J. Grescovich
President and Chief Executive Officer